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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Veeco Instruments Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VEECO INSTRUMENTS INC.
100 Sunnyside Boulevard, Suite B
Woodbury, NY 11797

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 25, 2005

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Veeco Instruments Inc. ("Veeco") will be held at 9:30 a.m. (New York City time) on May 25, 2005, at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York for the purpose of considering and acting upon the following matters as set forth in the accompanying Proxy Statement:

  1.
  Election of three directors;

  2.
  Approval of an amendment to the Veeco Instruments Inc. First Amended and Restated Employee Stock Purchase Plan;

  3.
  Approval of an amendment to the Veeco Instruments Inc. 2000 Stock Incentive Plan;

  4.
  Ratification of the appointment of Ernst & Young LLP as Veeco's independent registered public accounting firm for the fiscal year ending December 31, 2005; and

  5.
  The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

        Stockholders who owned shares of our stock at the close of business on April 1, 2005 are entitled to attend and vote at the Meeting. A certified list of these stockholders will be available for examination, during business hours, by any stockholder for any purpose germane to the Meeting for ten days prior to the Meeting at the offices of Veeco, 100 Sunnyside Boulevard, Suite B, Woodbury, New York 11797.

By order of the Board of Directors,
John F. Rein, Jr. Executive Vice President, Chief Financial Officer and Secretary

April 28, 2005

WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED. YOU CAN HELP VEECO AVOID UNNECESSARY EXPENSE BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE BUSINESS OF THE MEETING TO BE ACTED UPON BY THE STOCKHOLDERS CANNOT BE TRANSACTED UNLESS AT LEAST 50% OF THE OUTSTANDING SHARES OF VEECO'S COMMON STOCK ARE REPRESENTED AT THE MEETING.

VEECO INSTRUMENTS INC.
100 Sunnyside Boulevard, Suite B
Woodbury, NY 11797

PROXY STATEMENT

        This Proxy Statement is being furnished to the stockholders (the "Stockholders") of Veeco Instruments Inc., a Delaware corporation ("Veeco" or the "Company"), in connection with the Annual Meeting of Stockholders of Veeco to be held at 9:30 a.m. (New York City time) on May 25, 2005, at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York (the "Meeting"). Accompanying this proxy statement ("Proxy Statement") is a notice of such Meeting and a form of proxy solicited by Veeco's Board of Directors. Audited financial statements of Veeco for the fiscal year ended December 31, 2004 are contained in Veeco's Annual Report on Form 10-K which has been mailed with this Proxy Statement. These materials are being mailed to Stockholders on or about April 28, 2005.

        Proxies in the accompanying form which are properly executed and duly returned to Veeco and not revoked prior to the voting at the Meeting will be voted as specified. If no contrary specification is made and if such proxy is not designated as a broker non-vote, the shares of Veeco's common stock, $0.01 par value per share ("Shares" or "Common Stock"), represented by the enclosed proxy will be voted:

Proposal 1	FOR the election of the nominees for director;
Proposal 2	FOR the approval of the amendment to the Veeco Instruments Inc. First Amended and Restated Employee Stock Purchase Plan, as amended to date (the "ESP Plan");
Proposal 3	FOR the approval of the amendment to the Veeco Instruments Inc. 2000 Stock Incentive Plan (the "2000 Plan"); and
Proposal 4	FOR the ratification of the appointment of Ernst & Young LLP as auditors.

        In addition, the Shares represented by the enclosed proxy will be voted by the persons named therein, in such persons' discretion, with respect to any other business which may properly come before the Meeting or any adjournments or postponements thereof.

        Any Stockholder who provides a proxy has the power to revoke it at any time prior to the voting by filing with the Secretary of Veeco written notice of revocation, by providing a duly executed proxy bearing a later date or by voting in person at the Meeting.

        The Board of Directors has fixed the close of business on April 1, 2005 (the "Record Date"), as the record date for the determination of the Stockholders who are entitled to receive notice of and to vote at the Meeting. The holders of at least 50% of the issued and outstanding shares of Common Stock must be present in person, or represented by proxy, to constitute a quorum for the transaction of business at the Meeting. Section 1.6 of Veeco's Bylaws provides that corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of the stockholders at which a quorum is present. Directors shall be elected by a plurality of the votes cast at the Meeting (Proposal 1). An affirmative vote by the holders of a majority of the votes cast at the Meeting is required for approval of each of Proposals 2, 3 and 4.

        As of the Record Date, there were 29,858,417 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote with respect to each of the matters to be voted upon at the Meeting. In accordance with the laws of the State of Delaware, shares represented by proxies marked as abstentions or designated as broker non-votes will be counted for purposes of determining a quorum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 1, 2005 (unless otherwise specified below) by (i) each person known by Veeco to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of Veeco, (iii) the Chief Executive Officer and each of the next four most highly compensated executive officers of Veeco (the "Named Officers") and (iv) all executive officers and directors of Veeco as a group. Unless otherwise indicated, Veeco believes that each of the persons or entities named in the table exercises sole voting and investment power over the shares of Common Stock that each of them beneficially owns, subject to community property laws where applicable.

	Shares of Common Stock Beneficially Owned (1)
	Shares	Options/ Warrants	Total	Percentage of Total Shares Outstanding (1)
5% or Greater Stockholders:
Chorus L.P./Paul E. Colombo (2)	3,369,319	161,430	3,530,749	11.8%
State Street Research and Management Co. (3)	2,901,132	—	2,901,132	9.7%
Capital Research and Management Company (4)	1,890,000	—	1,890,000	6.3%
Capital Group International, Inc. (5)	1,685,750	—	1,685,750	5.7%
Directors:
Edward H. Braun	65,019	890,666	955,685	3.1%
Richard A. D'Amore	43,701	68,666	112,367	*
Joel A. Elftmann (6)	5,333	68,666	73,999	*
Heinz K. Fridrich	—	55,000	55,000	*
Douglas A. Kingsley (7)	10,000	41,860	51,860	*
Paul R. Low	—	65,333	65,333	*
Roger McDaniel	—	41,000	41,000	*
Irwin H. Pfister	—	55,000	55,000	*
Walter J. Scherr	780	44,333	45,113	*
Peter J. Simone	—	10,000	10,000	*
Named Executive Officers:
Edward H. Braun	65,019	890,666	955,685	3.1%
John K. Bulman	1,534	81,000	82,534
Don R. Kania, Ph.D.	438	245,005	245,443	*
Anthony L. Martinez	4,576	54,833	59,409	*
John F. Rein, Jr.	5,453	269,499	274,952	*
All Directors and Executive Officers as a Group (16 persons)	155,985	2,121,680	2,277,665	7.1%

*
Less than 1%.

(1)
A person is deemed to be the beneficial owner of securities owned or which can be acquired by such person within 60 days of the measurement date upon the exercise of warrants and/or stock options. Each person's percentage ownership is determined by assuming that warrants and stock options beneficially owned by such person (but not those owned by any other person) have been exercised.

(2)
Chorus L.P. is a limited partnership controlled by Mr. Paul Colombo, founder and a former stockholder of Applied Epi, Inc. The address of this holder is 4900 Constellation Drive, St. Paul, MN 55127.

(3)
Share ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 27, 2005. The address of this holder is State Street Research and Management Company, One Financial Center, 31st Floor, Boston, MA 02111.

(4)
Share ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005. The address of this holder is Capital Research and Management Company, 333 South Hope Street, Los Angeles, CA 90071.

(5)
Share ownership information is based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005. The address of this holder is Capital Group International, Inc., 11100 Santa Monica Boulevard, Los Angeles, CA 90025.

(6)
Includes 2,000 shares of Common Stock held by the Elftmann Family Limited Partnership, of which Mr. Elftmann is the general partner.

(7)
Includes 21,860 options held in the name of Advent International Corporation, for which Mr. Kingsley serves as Senior Vice President.

PROPOSAL 1
ELECTION OF DIRECTORS

        Veeco's Certificate of Incorporation provides for a Board of Directors elected by Stockholders which is divided into three classes of Directors serving staggered terms. Currently, the Board of Directors is comprised of ten members, consisting of three Class I Directors, four Class II Directors and three Class III Directors. Walter Scherr, a Class II Director, will not be standing for reelection. Mr. Scherr, currently 80 years old, has served on Veeco's Board since 1990 and has acted as an employee of, or consultant to, the Company and its predecessor since 1986. As a result of Mr. Scherr's retirement, the size of the Board of Directors will be reduced to nine members effective immediately following the annual meeting. Each of the remaining three Class II Directors is up for re-election this year.

        Based on the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated the following Directors for re-election, each of whom is currently a Class II Director

Name	Nominated for Re-Election to:	For a Term Expiring at the Annual Meeting of Stockholders in:
Joel A. Elftmann	Class II	2008
Paul R. Low	Class II	2008
Peter J. Simone	Class II	2008

        The following Directors will continue in their current positions for the term specified:

Name	Continuing in:	Term Expires at the Annual Meeting of Stockholders in:
Heinz K. Fridrich	Class I	2007
Roger D. McDaniel	Class I	2007
Irwin H. Pfister	Class I	2007
Edward H. Braun	Class III	2006
Richard A. D'Amore	Class III	2006
Douglas A. Kingsley	Class III	2006

        Management does not contemplate that any of the nominees for Director will be unable to serve, but, if such a situation should arise, it is the intention of the persons named in the accompanying proxy to vote for the election of such other person or persons as the remaining members of the Board of Directors may recommend.

        Directors are elected by a plurality of the votes cast at the Meeting. Unless authority to vote is specifically withheld by appropriate designation on the face of the proxy or a broker or nominee has indicated on the face of the proxy its lack of discretionary authority to vote, the persons named in the accompanying proxy intend to vote the shares represented thereby for the persons whose names are set forth above as Directors of Veeco. Accordingly, only proxies marked "FOR" the nominees or unmarked (other than broker non-votes) will be counted as "votes" in determining the election of Directors.

The Board of Directors recommends a vote FOR approval of the Director nominees named above.

        The Directors of Veeco, and their ages and committee memberships as of April 1, 2005, are:

Name	Age	Board Committees; Lead Director	Director Since
Edward H. Braun	65	None	1990
Richard A. D'Amore	51	Compensation	1990
Joel A. Elftmann	65	Audit	1994
Heinz K. Fridrich	72	Audit	1998
Douglas A. Kingsley	43	Nominating and Governance (Chairman)	2000
Paul R. Low	72	Compensation (Chairman), Nominating and Governance	1994
Roger D. McDaniel	66	Compensation, Nominating and Governance	1998
Irwin H. Pfister	60	Audit (Chairman) and Lead Director	1998
Walter J. Scherr	80	None	1990
Peter J. Simone	57	Audit	2004

        Edward H. Braun has been Chairman and Chief Executive Officer of Veeco since January 1990, was President of Veeco from January 1990 to May 2000 and from October 2000 to March 2003. Prior to 1990, Mr. Braun served as Executive Vice President and Chief Operating Officer of Veeco's predecessor. Mr. Braun joined the predecessor in 1966 and held numerous positions with the predecessor, including Director of Marketing, General Manager and Chief Operating Officer. Mr. Braun is a Director Emeritus of Semiconductor Equipment and Materials International, a trade association for suppliers to the semiconductor industry ("SEMI"), of which he was Chairman of the Board in 1993, a member of the Executive Advisory Council of the International Disk Drive Equipment and Materials Association (IDEMA), and a director of Cymer, Inc., a supplier of excimer laser light sources, as used in deep ultra-violet photolithography systems.

        Richard A. D'Amore has been a General Partner of North Bridge Venture Partners since 1994. In addition to Veeco, Mr. D'Amore is a director of Phase Forward Incorporated and Solectron Corporation.

        Joel A. Elftmann is President and a Director of Custom Fab Solutions LLC, a supplier to semiconductor capital equipment manufacturers. Mr. Elftmann was a co-founder of FSI International Inc. and served as its Chairman and Chief Executive Officer from May 1991 through December 1999, and thereafter served as its Chairman until January 2002. Mr. Elftmann was a co-founder of Metron Technology, N.V. ("Metron"), a distributor of semiconductor capital equipment, and served as Chairman and a Supervisory Director of Metron through December 2004. He also serves as a director of Nortem, a company in the process of being liquidated following the asset sale of Metron. He is also a Director Emeritus and former Chairman of the Board of Directors of SEMI.

        Heinz K. Fridrich is an Industry Professor Emeritus of the University of Florida. He joined the University of Florida in 1993 after 43 years with IBM, including serving as Vice President and General

Manager of IBM's largest development and manufacturing site for semiconductors and electronic packaging, and most recently as IBM's Vice President responsible for worldwide manufacturing and quality. He is also a director of CH Energy Group, Inc. and Solectron Corporation.

Douglas A. Kingsley is a Senior Vice President of Advent International Corporation, a venture capital firm, where he has been employed since 1990. From 1985 through 1988, Mr. Kingsley was a sales engineer for Teradyne, Inc., a manufacturer of automatic test equipment for the electronics industry. He is also a director of Aspen Technology Inc. and a member of the Board of Overseers of the Boston Symphony Orchestra.

        Paul R. Low has been President and Chief Executive Officer of PRL Associates, a technology consulting firm, since founding the firm in 1992. Previously, Dr. Low was Vice President-General Manager, Technology Products for IBM from 1989 through 1992 and a member of IBM's Management Board from 1990 to 1992. Dr. Low is also a director of Applied Materials, Inc. and Solectron Corporation.

        Roger D. McDaniel, currently retired, was President and Chief Executive Officer of IPEC, Inc., which manufactured chemical-mechanical planarization (CMP) equipment for the semiconductor industry, from 1997 to April 1999. Through August 1996, Mr. McDaniel was Chief Executive Officer of MEMC Electronic Materials, Inc., a producer of silicon wafers. Mr. McDaniel is a past Chairman of SEMI and a director of Entegris, Inc.

        Irwin H. Pfister is Executive Vice President of Schlumberger Ltd. and was formerly Chief Executive Officer of SchlumbergerSema, a leading information technology services provider. Mr. Pfister joined Schlumberger in May 1986 and has held several management positions, including Executive Vice President of Schlumberger Test and Transactions. From January 1990 to June 1997, Mr. Pfister was President of the Semiconductor Solutions Group. Mr. Pfister was formerly Chairman of the Board of SEMI.

        Walter J. Scherr has been employed by Veeco as a consultant since December 1995. From December 1993 through December 1995, he was Executive Vice President of Veeco. From January 1990 through December 1993, he was the Chief Financial Officer of Veeco. Mr. Scherr joined Veeco's predecessor in 1986 as General Manager of its UPA Technology Division. Prior thereto, Mr. Scherr was the principal and founder of Visual Sciences, Inc./Panafax (the first publicly traded facsimile company). Prior to that, he held a variety of other financial and operating management positions with Litton Industries and Sperry Gyroscope Co. Mr. Scherr, whose term as a Director will expire at the 2005 Annual Meeting, will not be standing for reelection.

        Peter J. Simone joined the Veeco Board in July 2004. Prior to joining the Board, Mr. Simone was a consultant to Veeco on business development and certain other matters from March 2003 to June 2004. Mr. Simone is an independent consultant to several private companies and the investment community. From June 2001 to December 2002, Mr. Simone was Executive Chairman of SpeedFam-IPEC, Inc., a semiconductor equipment company which was acquired by Novellus Systems, Inc. From August 2000 to February 2001, Mr. Simone was President and a director of, and from January 2000 to August 2000 was a consultant to, Active Control eXperts, Inc., a supplier of precision motion control and smart structures technology. From April 1997 to January 2000, Mr. Simone served as President and Chief Executive Officer and a director of Xionics Document Technologies, Inc. Mr. Simone is also a director of Cymer, Inc., Newport Corporation and Sanmina-SCI Corporation.

Board Meetings and Committees

        During 2004, Veeco's Board of Directors held seven meetings. Each current Director attended at least 75% of the meetings of the Board of Directors and Board committees on which such Director served during 2004. It is the policy of the Board to hold executive sessions of the independent directors meeting without management at every regular quarterly board meeting and as requested by a director. Mr. Pfister, who has been designated as Lead Director, presides over these executive sessions. All members of the board are welcome to attend the Annual Meeting of Stockholders, and non-employee directors choosing to attend the Annual Meeting will receive the same fee payable for board meetings. In 2004, Mr. Braun was the only director who attended the Annual Meeting of Stockholders. The Board has adopted Corporate Governance Guidelines which relate to director qualifications, conflicts of interest, succession planning and other governance matters. A copy of the Corporate Governance Guidelines can be found on the Company's website (www.veeco.com). The Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

        Audit Committee.    The Audit Committee reviews the scope and results of the audit and other services provided by Veeco's independent auditors. The Audit Committee operates under a charter, a copy of which is attached as Exhibit A hereto. In addition, a copy of the charter can be found on the Company's website (www.veeco.com). The Audit Committee currently consists of Messrs. Elftmann, Fridrich, Pfister (Chairman) and Simone. The Board has determined that all members of the Audit Committee are financially literate and "independent directors" as that term is currently defined by The Nasdaq Stock Market, Inc. and by applicable SEC rules. The Board of Directors has determined that each of Messrs. Elftmann, Pfister and Simone may be considered an "audit committee financial expert" as defined by applicable SEC rules. During 2004, the Audit Committee met fifteen times.

        Compensation Committee.    The Compensation Committee sets the compensation levels of senior management and administers Veeco's stock option plans and employee stock purchase plan. The Compensation Committee operates under a charter, a copy of which can be found on the Company's website (www.veeco.com). All members of the Compensation Committee are (x) "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (y) "outside directors" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and any applicable regulations. The Compensation Committee currently consists of Messrs. D'Amore, Low (Chairman) and McDaniel. The Board has determined that all members of the Compensation Committee are "independent directors" as that term is currently defined by The Nasdaq Stock Market, Inc. During 2004, the Compensation Committee met four times.

        Nominating and Governance Committee.    The Company's Nominating and Governance Committee addresses Board organizational issues and develops and reviews corporate governance principles applicable to Veeco. In addition, the committee searches for persons qualified to serve on the Board of Directors and makes recommendations to the Board of Directors with respect thereto. The Nominating and Goverance Committee operates under a charter, a copy of which can be found on the Company's website (www.veeco.com). The Nominating and Governance Committee currently consists of Messrs. Kingsley (Chairman), Low and McDaniel. The Board has determined that all members of the Nominating and Governance Committee are "independent directors" as that term is currently defined by The Nasdaq Stock Market, Inc. During 2004, the Nominating and Governance Committee met three times.

        The Nominating and Governance Committee will consider nominees recommended by stockholders who submit nominations to Chair, Nominating and Governance Committee, care of the Secretary, Veeco Instruments Inc., 100 Sunnyside Boulevard, Suite B, Woodbury, NY 11797. In order for an unsolicited recommendation to be considered as a possible nominee for director in the Company's proxy statement for a particular year, the recommending stockholder must meet the eligibility requirements for submitting a stockholder proposal for inclusion in that proxy statement, a written recommendation must be received not later than the 120th calendar day before the date of that proxy statement, and the written recommendation must contain the following:

•
The candidate's name, age, address, principal occupation or employment, the number of shares of Common Stock such candidate beneficially owns, a brief description of any direct or indirect relationships with the Company, and the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director;

•
A signed consent of the candidate to cooperate with reasonable background checks, requests for information and personal interviews and to fulfill the responsibilities of a director of the Company, if elected;

•
A description of all financial and other relationships, arrangements or understandings between the recommending stockholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made, as well as a list of all other companies that the stockholder has recommended the candidate to for election as a director in that year.

        In evaluating candidates, the Nominating and Governance Committee will consider the criteria and qualifications set forth in the committee's charter which include personal integrity and honesty, sound business judgment, independence, background and business experience, willingness and capability to actively participate in Board and committee activities and potential conflicts of interest. In any particular situation, the committee may focus on persons possessing a particular background, experience or qualifications which the committee believes would be important to enhance the effectiveness of the Board. The evaluation process for candidates recommended by stockholders is the same as for candidates from any other source.

Communications Between Stockholders and Directors

        Stockholders may address communications to one or more members of the Board (other than sales or employment-related communications) by letter addressed to the Secretary, Veeco Instruments Inc., 100 Sunnyside Boulevard, Suite B, Woodbury, NY 11797. The Secretary will forward copies of all letters (other than sales or employment-related communications) to each Board member to whom they are addressed.

Director Compensation

        Directors, other than Mr. Braun, receive a retainer of $5,000 per quarter, plus additional retainers of $1,250 per quarter for the chairman of the Compensation Committee and the chairman of the Nominating and Governance Committee, $3,000 per quarter for the chairman of the Audit Committee and $2,000 per quarter for the Lead Director. In addition, Directors, other than Mr. Braun, receive a fee of $2,000 for attending each board or committee meeting held in person and $1,000 for attending each board or committee meeting held by conference call. Pursuant to the 2000 Plan, each non-employee Director who meets the eligibility criteria for such plan receives an automatic annual grant of 10,000 options with an exercise price equal to the fair market value of a share of Common Stock on the date of grant. In 2004, each of Messrs. D'Amore, Elftmann, Fridrich, Kingsley, Low, McDaniel and Pfister received a grant of 10,000 options at an exercise price of $23.98 per share. In 2004, Mr. Simone received a grant of 10,000 options at an exercise price of $20.67 per share. Mr. Braun, Chairman and Chief Executive Officer of Veeco, receives no compensation for his service as a Director.

        Veeco is party to an agreement with Walter J. Scherr, a Director of Veeco, pursuant to which he is employed as a consultant to Veeco with respect to acquisitions and new business opportunities, as well as certain other matters. Mr. Scherr received $89,846 for his services in such advisory capacity as well as $31,000 in directors fees with respect to 2004. In May 2004, Mr. Scherr also received options to purchase 10,000 shares of Common Stock at an exercise price of $23.77 per share pursuant to the 2000 Plan. Mr. Scherr, whose term as a Director will expire at the 2005 Annual Meeting, will not be standing for reelection.

        Prior to joining the Company's Board of Directors in July 2004, Mr. Simone acted as a consultant to Veeco from March 2003 to June 2004 on business development and certain other matters. For such services, he was paid $45,000 in 2003 and $30,000 in 2004.

MANAGEMENT

        The executive officers of Veeco, and their ages, as of April 1, 2005, are as follows:

Name	Age	Position
Edward H. Braun	65	Chairman of the Board and Chief Executive Officer
John K. Bulman	58	Executive Vice President, Worldwide Sales and Foreign Operations
Don R. Kania, Ph.D.	50	President and Chief Operating Officer
John P. Kiernan	43	Vice President, Finance and Corporate Controller
Anthony L. Martinez	47	Senior Vice President, Metrology
John F. Rein, Jr.	58	Executive Vice President, Chief Financial Officer and Secretary

        Edward H. Braun has been Chairman and Chief Executive Officer of Veeco since January 1990, was President of Veeco from January 1990 to May 2000 and from October 2000 to March 2003. Prior to 1990, Mr. Braun served as Executive Vice President and Chief Operating Officer of Veeco's predecessor. Mr. Braun joined the predecessor in 1966 and held numerous positions with the predecessor, including Director of Marketing, General Manager and Chief Operating Officer. Mr. Braun is a Director Emeritus of Semiconductor Equipment and Materials International, a trade association for suppliers to the semiconductor industry ("SEMI"), of which he was Chairman of the Board in 1993, a member of the Executive Advisory Council of the International Disk Drive Equipment and Materials Association (IDEMA), and a director of Cymer, Inc., a supplier of excimer laser light sources, as used in deep ultra-violet photolithography systems.

        John K. Bulman has been Executive Vice President, Worldwide Sales and Foreign Operations since July 2002 and was Senior Vice President, North American Sales from September 2000 to July 2002. From November 1999 to September 2000 he was Vice President, North American Sales. From June 1996 to November 1999, Mr. Bulman was self-employed in a family business. From March 1995 to June 1996, Mr. Bulman was Vice President of Sales and Service at Gasonics International. From September 1989 to March 1995, Mr. Bulman was Vice President of Sales and Service at Genrad, Inc. Mr. Bulman's other experience includes sales management positions at Schlumberger ATE (a division of Schlumberger Ltd.) and Hewlett Packard Company.

        Don R. Kania, Ph.D. has been President of Veeco since March 2003 and Chief Operating Officer since July 2004. He was President of Veeco's Metrology Group from June 2000 to March 2003 and Vice President, General Manager of the California Metrology Group from May 1999 to June 2000. Prior thereto, he was Chief Technology Officer of Veeco since January 1998. Starting in 1993, Dr. Kania was a senior manager at Lawrence Livermore Laboratory where he directed the Advanced Microtechnology Program in the development of advanced sensors for data storage, extreme ultraviolet lithography for semiconductor manufacturing and several other leading-edge technologies. From 1991 to 1993, Dr. Kania was Research Director at Crystallume, a thin film diamond company. Dr. Kania's other experience includes nine years of research experience at the Department of Energy's Los Alamos and Livermore Laboratories.

        John P. Kiernan has been Vice President, Finance and Corporate Controller of Veeco since April 2001. Prior thereto, he was Vice President and Corporate Controller of Veeco from November 1998 to March 2001 and Corporate Controller from February 1995 to November 1998. Prior to joining Veeco, Mr. Kiernan was an Audit Senior Manager at Ernst & Young LLP from October 1991 through January 1995 and held various audit staff positions with Ernst & Young LLP from June 1984 through September 1991.

        Anthony L. Martinez has been Senior Vice President, Metrology of Veeco since March 2004. Prior thereto, he was General Manager of Veeco's Tucson operation, formerly Wyko Corporation, which Veeco acquired in 1997. Mr. Martinez had been with Wyko since 1989 in various positions. Prior to Wyko, Mr. Martinez spent 9 years at IBM's Tucson, Arizona operation where he held multiple positions in Metrology as well as product testing.

        John F. Rein, Jr. has been Executive Vice President, Chief Financial Officer and Secretary of Veeco since April 2000 and was Treasurer of Veeco from April 2000 to October 2002. Prior thereto, he was Vice President-Finance and Chief Financial Officer of Veeco since December 1993, and became Treasurer and Secretary of Veeco in October 1994. Prior to joining Veeco, Mr. Rein served for eight years as Vice President-Finance for Axsys Technologies, Inc. From 1979 to 1986, Mr. Rein was Treasurer of Industrial General Corporation. Prior to that, he was on the audit staff of Ernst & Young LLP.

EXECUTIVE COMPENSATION

        The following table sets forth a summary of annual and long-term compensation awarded to, earned by, or paid to the Chief Executive Officer of Veeco and each of the next four most highly compensated executive officers (as defined in Rule 3b-7 under the Exchange Act) of Veeco (the "Named Officers"):

Summary Compensation Table

		Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus (1)			Other Annual Compensation		Shares Underlying Options	All Other Compensation (2)
Edward H. Braun Chairman and Chief Executive Officer	2004 2003 2002	$650,000 636,538 555,000	$	— — —		$18,000 18,000 18,000	(3) (3) (3)	200,000 140,000 200,000	$4,084 2,073 3,924
John K. Bulman Executive Vice President, Worldwide Sales and Foreign Operations	2004 2003 2002	283,039 268,269 218,308		182,752 150,968 184,887	(4) (5) (6)	8,400 8,400 8,400	(3) (3) (3)	40,000 24,000 18,000	3,532 1,760 2,096
Don R. Kania, Ph.D. President and Chief Operating Officer	2004 2003 2002	375,000 364,615 277,500		— — 187,500		204,337 166,281 125,424	(7) (8) (9)	130,000 120,000 70,000	3,052 857 1,639
Anthony L. Martinez Senior Vice President, Metrology	2004 2003 2002	254,130 191,901 164,775		251,886 42,993 71,250	(10)	105,691 8,400 4,200	(11) (3) (3)	70,000 14,000 20,000	2,830 503 568
John F. Rein, Jr. Executive Vice President, Chief Financial Officer and Secretary	2004 2003 2002	340,000 331,385 284,900		— — —		8,400 8,400 8,400	(3) (3) (3)	70,000 50,000 70,000	6,130 2,821 2,685

(1)
Bonuses listed for a particular year represent bonuses paid with respect to such year even though all or part of such bonuses may have been paid during the first quarter of the subsequent year.

(2)
Reflects payments by Veeco of premiums for group term life insurance and matching contributions by Veeco under Veeco's 401(k) Plan and, in the case of Mr. Rein, payments by Veeco of premiums for supplement long-term disability insurance..

(3)
Reflects car allowance.

(4)
Includes commissions of $96,502 paid to Mr. Bulman during 2004, as well as a bonus of $86,250 with respect to 2004 which was paid during 2005.

(5)
Includes commissions of $93,368 paid to Mr. Bulman during 2003, as well as a bonus of $57,600 with respect to 2003 which was paid in 2004.

(6)
Includes commissions of $124,887 paid to Mr. Bulman during 2002, as well as a bonus of $60,000 with respect to 2002 which was paid in 2003.

(7)
Includes an $8,400 car allowance and an $195,937 relocation allowance paid to Dr. Kania in 2004. The relocation allowance was associated with Dr. Kania's relocation to the Woodbury, New York area in connection with his appointment as President of the Company.

(8)
Includes an $8,400 car allowance, a $54,257 housing allowance and an $103,624 relocation allowance paid to Dr. Kania in 2003. The relocation allowance was associated with Dr. Kania's relocation to the Woodbury, New York area in connection with his appointment as President of the Company.

(9)
Includes an $8,400 car allowance, a $93,012 housing allowance and a $24,012 relocation allowance paid to Dr. Kania in 2002.

(10)
Reflects an $171,886 signing bonus paid during 2004 and an $80,000 guaranteed bonus with respect to 2004 which was paid during 2005, both of which were provided in connection with Mr. Martinez's relocation to the Santa Barbara, California area and his appointment as Senior Vice President, Metrology

(11)
Reflects an $8,400 car allowance, a $37,500 housing allowance and a $59,791 relocation allowance paid to Mr. Martinez in 2004 in connection with Mr. Martinez's relocation to the Santa Barbara, California area and his appointment as Senior Vice President, Metrology.

        The following table sets forth certain information concerning individual grants of stock options made during 2004 to the Named Officers. Also reported are potential realizable values of each such stock option at assumed annual rates of stock price appreciation for the term of the option representing the product of (a) the difference between: (i) the product of the closing price per share of Common Stock as reported by the Nasdaq National Market ("NASDAQ") on the date of the grant ($20.85 on July 28, 2004 and $26.59 on March 17, 2004) and the sum of one plus the adjusted stock price appreciation rate (5% and 10%) compounded annually over the term of the option (7 years) and (ii) the exercise price of the option; and (b) the number of shares of Common Stock underlying the option grant at December 31, 2004.

Option Grants in Last Fiscal Year
Individual Grants

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
	Number of Shares Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year (2)
Name			Exercise Price Per Share ($)(3)	Expiration Date (4)
					10%	5%
Edward H. Braun	200,000	9.3%	$21.36	7/27/2011	$1,739,133	$4,052,919
John K. Bulman	40,000	1.9	21.36	7/27/2011	347,827	810,584
Don R. Kania, Ph.D.	130,000	6.1	21.36	7/27/2011	1,130,436	2,634,398
Anthony L. Martinez	40,000 30,000	1.9 1.4	25.59 21.36	3/16/2011 7/27/2011	416,708 260,870	971,107 607,938
John F. Rein, Jr.	70,000	3.3	21.36	7/27/2011	608,697	1,418,522

(1)
Represents options granted pursuant to the 2000 Plan made on July 28, 2004 with the exception of a grant of 40,000 options to Mr. Martinez, which was made on March 17, 2004. Under the terms of the original option grants, one third of the options were to become exercisable on each of the first three anniversaries of the grant date. On April 12, 2005, Veeco's Compensation Committee approved the acceleration of the vesting of all unvested, underwater stock options granted prior to September 1, 2004, including all of the options shown in the table above.

(2)
Reflects percentage of options granted by the Company to its employees in 2004.

(3)
Represents the closing price per share of Common Stock as reported by NASDAQ on the trading day immediately preceding the date of grant.

(4)
Options may terminate at an earlier date upon the occurrence of certain events.

        The following table sets forth certain information concerning the number of shares of Common Stock acquired upon the exercise of options by the Named Officers during 2004 and the value realized upon such exercises determined by calculating the positive spread between the exercise price of the options exercised and the closing price of the Common Stock on the date of exercise. Also reported are the number of options to purchase Common Stock held by the Named Officers as of December 31,

2004 and values for "in-the-money" options that represent the excess, if any, of the closing price of the Common Stock on December 31, 2004 as reported by NASDAQ ($21.07), over the exercise price of the outstanding options ($14.50 to $54.875).

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Shares Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Shares Acquired on Exercise	Value Realized
			Exerciseable	Unexerciseable	Exerciseable	Unexerciseable
Edward H. Braun	—	—	843,999	360,001	$287,143	$521,737
John K. Bulman	—	—	73,000	62,000	44,720	89,440
Don R. Kania, Ph.D.	—	—	205,005	233,335	230,594	461,206
Anthony L. Martinez	—	—	36,833	86,001	26,083	52,177
John F. Rein, Jr.	—	—	252,832	126,668	93,163	186,337

        On April 12, 2005, Veeco's Compensation Committee approved the acceleration of the vesting of all unvested, underwater stock options granted prior to September 1, 2004 (those which had exercise prices per share greater than $15.26, the closing price of Veeco's common stock on the last trading day prior to such action), including all of the options shown in the table above in the column labeled "Unexerciseable." As a result, all of these options became exerciseable as of April 12, 2005. As of such date, all of these options were out of the money.

Equity Compensation Plan Information

        The following table gives information about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company's equity compensation plans as of December 31, 2004.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (A)	7,103,143	(B)	$26.338	832,683
Equity compensation plans not approved by security holders (C)	675,061	(D)	25.057	0
Total	7,778,204			832,683

(A)
Represents shares of the Company's Common Stock issuable pursuant to the following plans, descriptions of which are included below:

Veeco Instruments Inc. 1992 Employees' Stock Option Plan, as amended,
Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors, as amended,
Veeco Instruments Inc. 2000 Stock Option Plan, as amended,
Commonwealth Scientific Corporation 1984 Stock Option Plan,
CVC Holdings, Inc. (1996) Stock Option Plan,
CVC, Inc. 1997 Stock Option Plan, and
CVC, Inc. 1999 Non-employee Directors' Stock Option Plan.

(B)
Includes 10,727 stock options assumed in connection with the acquisition of CVC, Inc. on May 10, 2000, which merger was approved by stockholders.

(C)
Represents shares of the Company's Common Stock issuable pursuant to the following plans, descriptions of which are included below:

Veeco Instruments Inc. 2000 Stock Option Plan for Non-officer Employees, as amended,
Applied Epi, Inc. 1993 Stock Option Plan,
Applied Epi, Inc. 2000 Stock Plan, and
Applied Epi, Inc. Non-Qualified Stock Options.

(D)
Includes 251,158 stock options assumed in connection with the acquisition of Applied Epi, Inc. on September 17, 2001.

Plans Approved by Securityholders

        The Veeco Instruments Inc. 2000 Stock Incentive Plan (the "2000 Plan"), formerly known as the 2000 Stock Option Plan, was approved by the Board of Directors and shareholders in May 2000. The 2000 Plan, as amended, provides for the grant to officers and key employees of up to 7,030,000 options (832,683 options available for future grants as of December 31, 2004) to purchase shares of Common Stock of the Company. Stock options granted pursuant to the 2000 Plan become exercisable over a three-year period following the grant date and expire after seven years. In addition, the 2000 Plan provides for automatic annual grants of stock options to each non-employee Director of the Company. Up to 200,000 of the awards available under the 2000 Plan may be issued in the form of restricted stock.

        The Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan (as amended, the "1992 Plan") provides for the grant to officers and key employees of options to purchase shares of Common Stock of the Company. Stock options granted pursuant to the 1992 Plan become exercisable over a three-year period following the grant date and expire after ten years.

        The Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors, (as amended, the "Directors' Option Plan"), provides for automatic annual grants of stock options to each member of the Board of Directors of the Company who is not an employee of the Company. Such options are exercisable immediately and expire after ten years. The 1992 Plan and the Directors' Option Plan have been frozen and, as such, there are no options available for future grant under these plans.

        In connection with the Company's acquisition of CVC, Inc. ("CVC") in May 2000, the Company assumed certain stock option plans and agreements related to CVC and Commonwealth Scientific Corporation, a subsidiary of CVC. These plans have been frozen and, as such, there are no stock options available for future grant under these plans. Stock options granted under these plans generally vest over a three-to-five year period and expire after five to ten years from the date of grant. As of December 31, 2004, there were 10,727 options outstanding under the various CVC and Commonwealth Scientific Corporation plans.

Plans Not Approved by Securityholders

        The Veeco Instruments Inc. 2000 Stock Option Plan for Non-Officer Employees (as amended, the "Non-Officer Plan") was approved by the Board of Directors in October 2000. Stock options granted pursuant to the Non-Officer Plan become exercisable over a three-year period following the grant date and expire after seven years. The Non-Officer Plan has been frozen and, as such, there are no options available for future grant under this plan.

        In September 2001, the Company assumed certain stock option plans and agreements, in connection with the acquisition of Applied Epi, Inc. ("Applied Epi"). Stock options granted under these plans generally expire after ten years from the date of grant and options granted under two of the plans vest over three years and options granted under one of the plans call for immediate vesting. As of December 31, 2004, there were 251,158 options outstanding under the various Applied Epi plans. These plans have been frozen and, as such, there are no stock options available for future grant under these plans.

Certain Relationships and Related Transactions

        The Company has entered into employment agreements with each of Mr. Braun, Dr. Kania and Mr. Rein. These agreements provide for the payment of severance in the event that (i) the executive's employment with Veeco is terminated by Veeco for any reason other than "for cause" (defined as specified serious misconduct), or (ii) the executive resigns for "good reason" (defined as any one of: an involuntary downgrading of the executive's responsibilities by Veeco, an involuntary relocation of the executive's office to a location more than 50 miles from its then-current location, non-fulfillment by Veeco of certain contractual commitments to the executive and, in Mr. Braun's case only, a failure to elect Mr. Braun as a member of Veeco's Board of Directors). In the event of such termination, the executive will be entitled to severance in an amount equal to 36 months of base salary, in the case of Mr. Braun, or 24 months of base salary, in the case of each of Dr. Kania and Mr. Rein, as well as a pro-rated bonus for the year in which the termination occurrs. In addition, under the agreements, the Company will continue to provide certain health care benefits to Mr. Braun for a period of five years following termination of his employment and will provide a payment to Dr. Kania and Mr. Rein equal to 1.33 times the estimated cost to continue healthcare coverage under COBRA for 18 months following such termination. In addition, upon any such termination, the vesting of any options to purchase common stock of Veeco, which were granted after the date of the employment agreement and which are held by the executive at the time of such termination, will be accelerated and the executive will have 36 months, in the case of Mr. Braun, or 24 months, in the case of each of Dr. Kania and Mr. Rein (or, in each case, until the end of the original term of the options, if earlier) to exercise such options. The severance specified above will also be payable in the event that an executive's employment with Veeco is terminated on account of death or disability. These employment agreements also include non-compete and non-solicitation provisions applicable to the executives during the employment period and during the period that the executive is entitled to any severance payment thereunder. As a condition to the payment of the severance described above, the executive will be required to execute a release of claims against the Company. The severance obligations described above do not vary based on whether such termination occurs in connection with or following a "change of control." If the termination is for cause, the severance obligations described above do not apply.

        Veeco has entered into a letter agreement with Mr. Kiernan which provides for the payment of 18 months severance in the event Mr. Kiernan is terminated without "cause" or for "good reason" (each as defined in the letter agreement). In addition, upon any such termination, Mr. Kiernan will have 12 months to exercise stock options held by him at such time (or until the end of the original term of the options, if earlier) and, if such termination occurs within 12 months of a "change of control" of the Company (as defined in the letter agreement), the vesting of any options to purchase common stock of Veeco, which were granted after the date of the letter agreement and which are held by Mr. Kiernan at the time of such termination, will be accelerated.

        Veeco has entered into a letter agreement with Mr. Bulman which provides for the payment of 12 months severance in the event Mr. Bulman is terminated without "cause" or for "good reason" (each as defined in the letter agreement). In addition, upon any such termination, Mr. Bulman will have 12 months to exercise stock options held by him at such time (or until the end of the original term of the options, if earlier) and, if such termination occurs within 12 months of a "change of control" of the Company (as defined in the letter agreement), the vesting of any options to purchase common stock of Veeco, which were granted after the date of the letter agreement and which are held by Mr. Bulman at the time of such termination, will be accelerated.

        Veeco is party to an agreement with Walter J. Scherr, a Director of Veeco, pursuant to which he is employed as a consultant to Veeco with respect to acquisitions and new business opportunities, as well as certain other matters. Mr. Scherr received $89,846 for his services in such advisory capacity in 2004.

        Prior to joining the Company's Board of Directors in July 2004, Mr. Simone acted as a consultant to Veeco from March 2003 to June 2004 on business development and certain other matters. For such services, he was paid $45,000 in 2003 and $30,000 in 2004.

        Mr. Elftmann is President and owns fifty percent of Custom Fab Solutions, LLC, a supplier to semiconductor capital equipment manufacturers. In 2004, Veeco's St. Paul operation paid Custom Fab Solutions $1,095 for finishing services.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee (the "Committee") of the Board of Directors of Veeco is pleased to present its annual report on executive compensation. This report describes the objectives of Veeco's executive compensation program and the various components of the program, and explains the basis on which 2004 compensation determinations were made. The Committee is currently comprised of three directors, all of whom are "non-employee directors" (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended), "outside directors" (within the meaning of Section 162(m) of the Internal Revenue Code (the "Code")) and "independent directors" (within the meaning of the current NASDAQ Stock Market, Inc. listing standards and Veeco's Corporate Governance Guidelines). No Committee member is a current or former employee of Veeco or any of its subsidiaries. The Committee operates under a charter adopted by the Board, a copy of which is available on Veeco's website (www.veeco.com).

Compensation Philosophy

        Veeco's executive compensation programs are designed to attract, motivate and retain executives critical to the Company's long-term success and the creation of shareholder value. To this end, the Committee has adopted the following guiding principles:

  a.
  Performance-based:    Pay levels should be determined based on Company, business unit and individual results compared to quantitative and qualitative performance priorities set at the beginning of the year.

  b.
  Shareholder-aligned:    Equity awards should represent a significant component of incentive compensation.

  c.
  Fair and Competitive:    Pay levels should be perceived as fair, both internally and externally, as well as competitive with pay levels at other companies within our industry, including larger companies from which we may want to recruit.

  Components of Compensation

        The Committee believes that the total compensation opportunity available to members of management should consist of a combination of base salary, cash bonuses and equity-based compensation. The Committee considers all elements of the program when setting compensation levels.

        The Committee utilizes external independent compensation consultants and compensation surveys to aid in the determination of competitive levels of executive pay. The surveys include companies that are larger and smaller than Veeco, some of which are included in the performance graph included in the Proxy Statement. Some surveys are limited to technology companies. The Committee also utilizes executive compensation information compiled from the proxy statements of other semiconductor capital equipment companies. References to "market" data in this report refer to these surveys and proxy data.

Base Salary

        Base salaries are determined in accordance with the responsibilities of each officer, market data for the position and the officer's performance achieving corporate goals. The Committee considers each of these factors but does not assign a specific value to each factor. Furthermore, a subjective element is acknowledged in evaluating an officer's overall span of responsibility and control. Base salaries for executives are typically set during the first half of the year in conjunction with the Company's annual performance review process. Total compensation of Veeco's officers is believed to be generally within the 50th to 75th percentile of the market as described above, although individuals may be compensated above or below this percentile range based on competitive market factors, Veeco's performance and consideration of individual performance and experience.

Annual Bonuses

        It is the Committee's policy that a significant portion of the compensation of senior executives should be performance-based. Annual cash bonuses are awarded based on the performance achieved relative to pre-established objectives and, if earned, are typically paid in the first quarter of the following year. Such objectives include operating performance relative to plan as well as the achievement of other objectives. Generally, the bonuses of senior executives with divisional operations responsibility were tied to the financial performance of their assigned division and, to a lesser extent, the financial performance of the Company as a whole. The bonuses of corporate executives are tied to the financial performance of the Company as a whole. Incentive awards for executive officers are a percentage of base salary. The percentage at target is 100% of base salary for the Chief Executive Officer ("CEO") and up to 70% of base salary for the other executive officers for achievement of business objectives. If performance targets are exceeded, the incentive award paid will exceed the targets described above by up to an additional 50%. For 2004, the bonus plan objectives included EBITA and cash flow performance targets. For 2004 and 2003, no annual incentive award was paid to the Chief Executive Officer, the President or the Chief Financial Officer because their respective bonus plan objectives were not met.

Equity-Based Compensation

        Equity-based awards, such as stock option grants and restricted stock awards, are granted to executive officers and certain key employees to create a link between compensation and shareholder return and to enable executive officers and other employees to develop and maintain a significant stock ownership position in the Company that will vest over time and act as an incentive for the employee to remain with the Company. Because the options have value to the holders only if the Company's stock price has appreciated at the time those options vest as compared to the stock's market price at the time of grant, the Committee believes that executives holding such options are properly focused on enhancing shareholder value over a substantial period of time. In 2004, the Committee approved grants of stock options to executive officers. Stock options are granted at an exercise price equal to fair market value on the date of grant, vest over three years and have a term of seven years from the date of grant. The Company's 2000 Stock Incentive Plan also permits up to 200,000 of the awards thereunder to be made in the form of restricted stock. During 2004, no restricted stock awards were issued. The number of stock options granted to each individual is determined subjectively on a number of factors, including competitive market data, the individual's degree of responsibility, the general level of the Company's performance, the individual's ability to affect future Company performance, salary level and recent noteworthy achievements. No one of these factors is given more weight than any other.

        A new accounting pronouncement adopted by the Financial Accounting Standards Board in December 2004 ("FAS 123R") will eliminate our ability to account for share-based compensation using the intrinsic value method, as we have historically done. Under the intrinsic value method, compensation cost for stock options is generally not recorded to our statements of operations for options granted at an exercise price equal to or greater than fair market value to our employees and directors. The new pronouncement will require us to measure the cost of employee services received in exchange for equity awards based on the grant date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award, which is usually the vesting period. The new accounting pronouncement is expected to become effective for us in the first quarter of 2006, and will apply to all new options, and to existing options which continue to vest after effectiveness of the new standard. The Committee will be evaluating its equity award grant practices during 2005 and will consider granting other award types, such as shares of restricted stock or long-term cash incentives.

        On April 12, 2005, the Committee approved the acceleration of vesting of unvested, out-of-the-money stock options granted prior to September 1, 2004 under Veeco's stock option plans. An option was considered "out-of-the-money" if the option exercise price was greater than the closing price of Veeco's common stock on The NASDAQ National Market on April 11, 2005 ($15.26), the last trading day before the Committee approved the acceleration. As a result of this action, options to purchase approximately 2,549,000 shares of Veeco's common stock became immediately exercisable, including options held by Veeco's executive officers to purchase approximately 852,000 shares. The weighted average exercise price of the options accelerated was $21.25 per share. The purpose of the accelerated vesting is to eliminate future compensation expense that Veeco would otherwise recognize in its Statement of Operations with respect to these accelerated options upon the adoption by Veeco of FAS 123R. In addition, because many of these options have exercise prices significantly in excess of current market values, they were not providing an effective means of employee retention and incentive compensation. The future compensation expense that will be avoided, based on Veeco's implementation date for FAS 123R of January 1, 2006, is approximately $8.4 million in 2006 and $3.9 million in 2007.

        The Committee recommended to the Board for approval at the Company's 2005 Annual Meeting of Stockholders that the Company's 2000 Stock Incentive Plan be amended to increase the number of awards authorized for grant thereunder.

Other Compensation

        We also reviewed the participation of executive officers in the Company's 401(k) savings plan. Executive officers participate in the Company's 401(k) savings plan on the same basis as other similarly-situated employees. The Company "matches" certain employee contributions to its 401(k) savings plan up to a maximum match of $2,500 per employee. The Company also provides group term life insurance for the Named Executive Officers. The amounts of the Company's 401(k) matching contributions and group term life insurance for the Named Executive Officers are included under the caption "All Other Compensation" in the Summary Compensation Table on page 9 of the Proxy Statement. The Company also provides a monthly car allowance for each of the executive officers in the amount of $1,500 per month for Mr. Braun and $700 per month for each of the other executive officers. Such amounts are included under the caption "Other Annual Compensation" in the Summary Compensation Table on page 9 of the Proxy Statement. Executive officers do not participate in the Company's profit sharing plan.

Chief Executive Officer's 2004 Compensation

        Mr. Braun's current base salary as Veeco's Chairman and Chief Executive Officer was established by the Committee in April 2003 in accordance with the policies described above. The Committee reviewed Mr. Braun's salary during 2004 and determined that it should remain unchanged.

        The Committee has reviewed all components of Mr. Braun's compensation, including base salary, bonus, stock option grants, accumulated realized and unrealized stock option gains, the dollar value to Mr. Braun and cost to the Company of all perquisites and other personal benefits and the Company's payout obligations to Mr. Braun under several potential severance scenarios. A tally sheet setting forth all the components described above was prepared and reviewed affixing dollar amounts under the various payout scenarios. A description of the Company's severance obligations to Mr. Braun is included under "Certain Relationships and Related Transactions" on page 13. Based on its review, the Committee concluded that the Chief Executive Officer's and the other Named Executive Officers'

compensation in the aggregate is appropriate in light of the stated objectives of the Company's compensation programs and is reasonable and not excessive.

Chief Executive Officer's 2005 Compensation

        The Committee has determined that Mr. Braun's base salary will not be increased during 2005. The Committee's evaluation of Mr. Braun's performance for 2004 was linked significantly to its assessment of the Company's performance, which needed to show improvement.

        In an effort to provide enhanced transparency for 2005 in establishing compensation for the CEO, we have adopted the following pay criteria for 2005. If EBITA does not increase in 2005 relative to 2004, the Company will pay no incentive bonus to the CEO. We expect total CEO compensation will be less than or equal to the amount derived by multiplying Mr. Braun's 2004 compensation by the sum of one plus the percentage change from 2004 to 2005 in the Company's EBITA. For example, if EBITA increases by 5% in 2005, we expect the CEO's total compensation to increase by a maximum of 5%.

        In evaluating the CEO's performance, we will review net revenue growth, EBITA, net income, cash flow and stock price metrics (such as P/E ratio and P/B ratio), relative to competitors, as well as other factors outlined above that were used in evaluating the CEO's 2004 performance.

        At the Company, and generally in the industry in which the Company competes, eligible employees annually receive equity awards based on annual performance. A substantial portion of the CEO's incentive compensation will be awarded in equity. Equity awards to the CEO are expected to be granted predominantly as stock options and/or restricted stock units, subject to continuing service.

Policy on Deductibility of Compensation

        Section 162(m) of the Code limits Veeco's tax deduction to $1,000,000 per year for compensation paid to each of the Named Executive Officers, unless certain requirements are met. The Compensation Committee's present intention is to structure executive compensation so that it will be predominantly deductible, while maintaining flexibility to take actions which it deems to be in the best interest of Veeco and the stockholders even if these actions may result in Veeco paying certain items of compensation that may not be fully deductible.

Conclusion

        Attracting and retaining talented and motivated management and employees is essential to create long-term shareholder value. Offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of the executive officers and other key employees with those of shareholders. We believe that Veeco's 2004 compensation program met these objectives.

Submitted by the Compensation Committee:

Richard A. D'Amore
Paul R. Low (Chairman)
Roger D. McDaniel

April 15, 2005

Compensation Committee Interlocks and Insider Participation

        Veeco's Compensation Committee is comprised of Messrs. D'Amore, Low and McDaniel. During 2004, none of Veeco's executive officers served on the board of directors of any entity whose directors or officers serve on Veeco's Compensation Committee. No current or past executive officers of Veeco serve on our Compensation Committee.

AUDIT COMMITTEE REPORT

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee operates under a charter adopted by the Board, a copy of which is attached as Exhibit A to this Proxy Statement and is also available on Veeco's website (www.veeco.com). Management has the primary responsibility for the financial statements and the reporting process including the system of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "Annual Report on Form 10-K") with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with US generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by SAS 61, as amended by SAS 90, Communication with Audit Committees and PCAOB Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and the matters required to be discussed by SAS 90 and considered the compatibility of nonaudit services with the auditors' independence.

        During 2004, management completed the documentation, testing, and evaluation of the Company's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of the Company's internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company's Annual Report on Form 10-K filed with the SEC, as well as the Reports of Independent Registered Public Accounting Firm (included in the Company's Annual Report on Form 10-K). These reports related to its audit of (i) the consolidated financial statements, (ii) management's assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company's efforts related to its internal control over financial reporting and management's preparations for the evaluation in fiscal 2005.

        In February 2005, Veeco announced that it was conducting an internal investigation of improper accounting transactions at its TurboDisc business unit. The Audit Committee supervised the accounting investigation and authorized Veeco's outside counsel, Kaye Scholer LLP, to hire Jefferson Wells International to perform forensics and accounting reconstruction work as part of the investigation. During the investigation, the Audit Committee and, in particular, the Audit Committee Chairman, was actively involved in overseeing the inquiry and was provided with frequent updates regarding the status of the investigation. The investigation has been completed. The investigation concluded that the improper accounting entries were made by a single individual at TurboDisc whose employment had been terminated prior to the commencement of the investigation, and that there was no evidence found of embezzlement or diversion of corporate assets. The results of the investigation led to the restatement of financial statements previously issued for the three quarterly periods and nine months ended September 30, 2004.

        The Audit Committee discussed with the Company's internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting. The Committee held fifteen meetings during 2004.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent registered public accounting firm..

Joel A. Elftmann
Heinz K. Fridrich
Irwin H. Pfister (Chairman)
Peter J. Simone

April 15, 2005

PERFORMANCE GRAPH

Cumulative Total Return Of
Veeco, Soxx Index, Peer Group and S&P Smallcap 600 Index

ASSUMES $100 INVESTED ON DEC. 31, 1999
ASSUMES DIVIDENDS REINVESTED
FISCAL YEAR ENDING DEC. 31

As of December 31,	Veeco	Philadelphia Semiconductor Index (SOXX)	Peer Group Index	S&P Smallcap 600 Index
1999	100.00	100.00	100.00	100.00
2000	85.71	75.66	82.18	111.80
2001	77.01	70.20	105.31	119.11
2002	24.69	36.23	55.73	101.69
2003	60.15	67.65	98.28	141.13
2004	45.01	53.98	80.74	173.09

Information is presented assuming $100 invested on December 31, 1999 and the reinvestment of dividends, if any. The Peer Group Index consists of the following companies: ADE Corporation, ASM International N.V., Axcelis Technologies Inc., FEI Company, FSI International Inc., Mattson Technology Inc., Rudolph Technologies, Semitool Inc., Therma-Wave Inc., Trikon Technologies Inc., Varian Semiconductor Equipment Associates Inc.and Zygo Corp.

PROPOSAL 2
AMENDMENT OF VEECO INSTRUMENTS INC.
FIRST AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

        The Veeco Instruments Inc. First Amended and Restated Employee Stock Purchase Plan (the "ESP Plan") was established to promote employee ownership of Veeco stock. To date, 2,000,000 shares of Veeco common stock have been authorized by Veeco's stockholders and reserved for issuance to Veeco employees under the ESP Plan. Veeco's Board has approved certain amendments to the ESP Plan, subject to the approval of Veeco's stockholders.

        In light of a change in the accounting treatment of employee stock purchase plans, Veeco's Board deems it to be in the bests interests of the Company and its stockholders to amend the ESP Plan. The proposed amendment will authorize the Compensation Committee to determine, from time to time, the offering period for the plan (not to exceed one year) and the discount from fair market value applicable to the offering period (not to exceed 15%). Historically, the plan had provided for a one-year offering period (six months for new employees who join the Company mid-year) and a 15% discount. Veeco's Board believes that authorizing the Compensation Committee to determine the offering period and discount from fair market value from time to time will permit greater flexibility and allow the Company to adapt the ESP Plan in response to peer company market practice and the anticipated effects of new accounting rules. The closing price of Veeco's common stock on April 1, 2005 was $14.87 per share.

Description of Employee Stock Purchase Plan

        The following is a summary of the ESP Plan as in effect on the date hereof as well as the amendment currently proposed. This summary of the existing ESP Plan is qualified in its entirety by reference to the complete text of the plan and an amendment thereto as previously filed by Veeco as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2000, an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 and an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004. A copy of the proposed amendment is attached as Exhibit B to this proxy statement.

        Purpose and Eligibility.    The ESP Plan is intended to provide an incentive to eligible employees of Veeco and any direct or indirect subsidiary of Veeco to have a greater interest in Veeco's growth by providing them with the opportunity to purchase Veeco common stock at favorable prices by means of payroll deductions. Each employee of Veeco or a subsidiary of Veeco whose customary employment is expected to be more than 20 hours per week and more than five months per year, other than an employee who owns beneficially (or holds options to purchase) five percent or more of Veeco's total combined voting power or value of all classes of stock, will be eligible to participate in the ESP Plan. The approximate number of persons eligible to participate is 1,100.

        Administration.    The ESP Plan is administered by the Compensation Committee of the Veeco Board of Directors. The Compensation Committee consists of at least three directors appointed by the Veeco Board. All members of the Compensation Committee are "disinterested persons" within the meaning of Rule 16b-3 of the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code and are not eligible to participate in the ESP Plan. Subject to the express provisions of the plan, the Compensation Committee has authority to interpret the terms and provisions of the ESP Plan, to adopt, amend and repeal such rules, regulations, agreements and instruments for implementing and administering the plan as it deems necessary or advisable and to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the ESP Plan. The Compensation Committee may also delegate its administrative duties to such other persons as it deems appropriate in administering the plan. All decisions made by the Compensation Committee are binding and conclusive on all persons who have an interest under the ESP Plan.

        Deferral of Compensation.    Each person electing to participate in the ESP Plan must file a payroll deduction authorization with the administrator of the plan named by the committee, or his or her delegate, which indicates the amount to be deducted from the participant's paychecks. This deduction must be between 1% and 10% of the participant's base pay or such other percentage as may be established by the administrator of the ESP Plan.

        Offering and Purchase of Stock.    Offering periods to purchase Veeco common stock under the Plan will determined from time to time by the Board or the Compensation Committee but will not exceed one year.

        During an offering period, the purchase price of the Veeco common stock will be determined by the Board or the Compensation Committee but will not be lower than the lesser of:

  •
  85% of the fair market value on the first business day of the offering period; and

  •
  85% of the fair market value on the last business day of the offering period.

Unless a participant elects to withdraw prior to the close of an offering period, a participant's election to purchase stock will be deemed to be exercised automatically on the last day of the offering period.

        The number of shares of Veeco common stock purchased by a participant upon exercise will be equal to (i) the amount credited to a participant's account as of the close of the offering period divided by (ii) the purchase price per share of Veeco common stock. No participant will be permitted to purchase stock with an aggregate fair market value in excess of $25,000 for any given offering period.

        Reduction and Discontinuation of Payroll Deductions.    A participant may elect to reduce his or her level of payroll deductions during an offering period at any time prior to the date which is 30 days prior to the end of the respective offering period. A participant may make only one such election during an offering period, absent specific approval by the administrator of the plan. A participant may elect to discontinue his or her payroll deductions during an offering period at any time prior to the date which is 30 days prior to the end of the respective offering period. A participant who elects to discontinue payroll deductions for an offering period may not again resume payroll deductions for that offering period.

        Withdrawal.    A participant may withdraw from an offering at any time prior to the date which is 30 days prior to the end of the respective offering period. A participant who withdraws from an offering may not again participate in that offering, but a participant's withdrawal will not have any effect upon such participant's eligibility to participate in any succeeding offering. Upon withdrawal from the ESP Plan, the balance in the participant's stock purchase account will be returned to the participant.

        In the event that a participant's employment is terminated for any reason other than death prior to the close of an offering, the participant will be considered to have withdrawn from the offering. In the event that a participant's employment is terminated because of such participant's death prior to the close of an offering, such participant's beneficiary will have the right to elect to:

  •
  Withdraw from the offering and receive payment of the amount credited to such participant's account under the plan; or

  •
  Continue to participate in the offering and purchase shares with the amount credited to such participant's account as of the date of the death.

        Adjustment.    If the number of shares of Veeco common stock outstanding is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of

Veeco or of another corporation by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, combination of shares, or dividend payable in shares of Veeco common stock, the number of shares for which offerings may be made under the ESP Plan will be increased or decreased proportionately, as the case may be, and the committee will make the appropriate adjustment in the number and kind and price of shares subject to offerings then outstanding and unexercised.

        Amendment and Termination.    Veeco's Board of Directors or the Compensation Committee may amend, modify or terminate the ESP Plan; provided, however, that the Veeco Board of Directors or the Compensation Committee may not, without stockholder approval:

  •
  Increase the total amount of Veeco common stock that may be offered under the ESP Plan;

  •
  Withdraw the administration of the ESP Plan from the Compensation Committee; or

  •
  Permit any person, while a member of the Compensation Committee, to be eligible to participate in the ESP Plan.

        Federal Income Tax Consequences.    The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to awards under the ESP Plan. This summary is not intended to be complete and, among other things, does not describe state, local or foreign income tax, federal employment tax or other tax consequences. Participants in the ESP Plan are urged to consult their own tax advisors with respect to the consequences of their participation in the ESP Plan.

        The ESP Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code. The plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code. No income will be taxable to a participant until the shares purchased under the plan are sold or otherwise disposed. If the shares are sold or otherwise disposed of more than two years from the applicable offering date and more than one year from the date of transfer of the shares to the participant, then the participant generally will recognize ordinary income measured as the lesser of:

  •
  The excess of the fair market value of the shares at the time of this sale or disposition over the purchase price; or

  •
  An amount equal to the fair market value of the shares as of the date of grant less the purchase price of such shares; any additional gain or loss should be treated as long-term capital gain or loss.

        If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price; any additional gain or loss on a sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. There are special rules for recognizing income that apply in the case of death. Veeco is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above. In all other cases, no deduction is allowed to Veeco.

        Plan Benefits.    Because the number of shares of Veeco common stock to be granted in the future under the ESP Plan is contingent upon the number of employees who elect to participate in the plan, it is not possible to determine the benefits or the amounts received under the plan by Veeco's officers and employees.

        A majority of the votes cast on Proposal 2 at the Meeting (including votes cast by proxy) must vote "FOR" the proposed amendment to the ESP Plan in order for the proposal to be approved.

        The Board of Directors recommends a vote FOR approval of the proposed amendment to the ESP Plan.

Stock Issuances

        The table below shows, as to each Named Executive Officer and the various indicated groups, the following information with respect to ESP Plan transactions effected with respect to the year ended December 31, 2004: (i) the number of shares of common stock purchased under the ESP Plan with respect to that period and (ii) the purchase price paid per share of common stock in connection with the purchases.

Name and Position	Number of Shares	Purchase Price
Edward H. Braun Chairman and Chief Executive Officer	—	—
John K. Bulman Executive Vice President, Worldwide Sales and Foreign Operations	—	—
Don R. Kania, Ph.D. President and Chief Operating Officer	—	—
Anthony L Martinez Senior Vice President, Metrology	875	$17.765
John F. Rein, Jr. Executive Vice President, Chief Financial Officer and Secretary	765	17.765
Executive Officer Group (7 persons)	1,640	17.765
Non-Employee Director Group (8 persons)	—	—
Non-Executive Officer Employee Group	84,316	17.765

PROPOSAL 3
AMENDMENT TO VEECO INSTRUMENTS INC.
2000 STOCK INCENTIVE PLAN

        The Board of Directors has determined that it would be in the best interests of Veeco and its stockholders to amend the 2000 Plan in order to authorize the grant of an additional 1,500,000 awards thereunder, which awards could be made in the form of stock options or restricted shares. As of April 1, 2005, options to purchase an aggregate of approximately 7,584,500 shares of Veeco common stock (with a weighted average exercise price per share of $25.95 and term to expiration of 4.4 years) were outstanding under the Company's stock option plans or option plans assumed by the Company in connection with acquisitions. As of April 1, 2005, 924,489 awards remained available for future grant under the 2000 Plan, all of which could be granted in the form of stock options and up to 200,000 of which could be granted in the form of restricted stock. The Board of Directors believes that an increase in the number of options available for grant is necessary in order to provide Veeco with an effective incentive to attract and retain key employees.

Veeco Instruments Inc. 2000 Stock Incentive Plan

        The following is a summary of the 2000 Plan as in effect on the date hereof. The 2000 Plan was originally adopted by the Compensation Committee on April 3, 2000 and was approved by the shareholders of the Company on May 12, 2000. An amendment and restatement of the 2000 Plan was approved by the shareholders of the Company on May 7, 2004. This summary of the 2000 Plan is qualified in its entirety by reference to the complete text of the plan as previously filed by Veeco as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004. A copy of the proposed amendment is attached as Exhibit C to this proxy statement.

        Purpose.    The purpose of the 2000 Plan is to provide a means through which the Company and its affiliates may attract capable persons to enter and remain in the employ of the Company and affiliates and to provide a means whereby employees, directors and consultants of the Company and its affiliates can acquire and maintain Common Stock ownership, thereby strengthening their commitment to the welfare of the Company and affiliates and promoting an identity of interest between stockholders and these employees. The number of persons expected to participate is approximately 300.

        Administration.    The 2000 Plan will be administered by the Compensation Committee. It is intended, but not required, that the directors appointed to serve on the Compensation Committee shall be "Non-Employee Directors" (within the meaning of Rule 16b-3 under the Exchange Act) and "Outside Directors" within the meaning of Section 162(m) of the Code, to the extent Rule 16b-3 and 162(m) are applicable; however, the fact that a Compensation Committee member fails to qualify under the foregoing requirements shall not invalidate any award which is otherwise validly made under the 2000 Plan. The members of the Compensation Committee may be changed at any time and from time to time in the discretion of the Board of Directors of the Company. Subject to the terms of the 2000 Plan, and except with respect to automatic grants to Non-Employee Directors, as discussed below, the Compensation Committee has authority to grant awards, to determine the number of Shares for which each award shall be granted and the price and conditions pertaining to the exercise, vesting of, or restrictions applicable to each award. The Compensation Committee has full power to construe and interpret the 2000 Plan and any agreement executed pursuant to the 2000 Plan, to establish and amend rules for its administration and to establish in its discretion terms and conditions applicable to the exercise of awards. The determination of the Compensation Committee on all matters relating to the 2000 Plan or any agreement executed pursuant to the 2000 Plan shall be conclusive.

        Eligibility.    Any officer, employee, director or consultant of the Company or any of its subsidiaries or affiliates shall be eligible to be designated a participant under the 2000 Plan. The Compensation

Committee has the sole and complete authority to determine the participants to whom awards shall be granted under the 2000 Plan.

        Number of Shares Authorized.    A maximum of 7,030,000 Shares have previously been authorized for granting awards under the 2000 Plan. The proposed amendment would increase this amount to 8,530,000 Shares. Of the Shares previously approved by shareholders for grant under the 2000 Plan, up to 200,000 Shares may be granted in the form of restricted stock. As of April 28, 2005, the Company had not issued restricted shares under the 2000 Plan so up to 200,000 of the awards currently available for future grant under the 2000 Plan could be issued in the form of restricted shares. The proposed amendment would increase the amount of available restricted shares under the 2000 Plan to 1,700,000. In no event may the aggregate number of Shares with respect to which options are granted under the 2000 Plan to any individual exceed 300,000 in any one calendar year. In no event may the aggregate number of Shares with respect to which restricted stock is granted under the 2000 Plan to any individual exceed 50,000 in any one calendar year. As described more fully in the 2000 Plan, if an award expires or terminates for any reason during the term of the 2000 Plan and prior to the exercise in full of such option or termination in full of restrictions with respect to restricted stock, the number of Shares previously subject to but not delivered under such option or restricted stock award shall be available to be awarded thereafter.

        In addition, if the Compensation Committee determines that certain corporate transactions or events (as described in the 2000 Plan), such as a stock split, affect the Shares such that an adjustment is determined by the Compensation Committee in its discretion to be consistent with such event and necessary or equitable to carry out the purposes of the 2000 Plan, the 2000 Plan provides the Compensation Committee the discretion to appropriately adjust (a) the maximum number of Shares and the classes or series of such Common Stock which may be delivered pursuant to the 2000 Plan, (b) the number of Shares and the classes or series of Common Stock subject to outstanding awards, (c) the price per share of all Common Stock subject to outstanding awards, and (d) any other provisions of the 2000 Plan; provided, however, that (i) any adjustments made in accordance with clauses (b) and (c) shall make any such outstanding award, as nearly as practicable, equivalent to such award immediately prior to such change and (ii) no such adjustment shall give any participant any additional benefits under any outstanding award.

        Terms and Conditions of Awards.    Under the 2000 Plan, the Compensation Committee may grant awards of nonqualified stock options ("NSOs"), incentive stock options ("ISOs") or restricted stock ("Restricted Stock"). In addition, automatic grants of NSOs shall be made to Non-Employee Directors, as discussed below.

        An option granted under the 2000 Plan provides a participant with the right to purchase, within a specified period of time, a stated number of Shares at the price specified in the option. Restricted Stock awards are shares that vest based on a schedule or other criteria established by the Compensation Committee. Awards granted under the 2000 Plan will be subject to such terms, including exercise price and the conditions and timing of exercise, not inconsistent with the 2000 Plan, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2000 Plan shall be seven years from the date of grant (five years in the case of an ISO granted to a participant who owns more than ten percent of the voting power of the Company).

        The price per share of Common Stock paid by the participant with respect to any NSO or ISO shall not be less than 100 percent of the fair market value (as defined in the 2000 Plan) of one Share on the date the option is granted (110 percent in the case of a "more than ten percent shareholder"). Payment in respect of the exercise of an option may be made in cash or by check, except that the Compensation Committee may, in its discretion, allow such payment to be made by surrender of unrestricted Shares (at their fair market value on the date of exercise) which have been held by the optionee for at least six months or have been purchased on the open market, or by a combination of the foregoing. In addition, if and to the extent provided for in the option agreement, payment may be deemed satisfied through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the stock option and to deliver promptly to the Company an amount equal to the aggregate exercise price.

        Automatic Grants to Non-Employee Directors.    Upon initial election to office and thereafter annually on the date of the Company's annual meeting of stockholders (provided that such date is at least 6 months following initial election to office), each Director who is not then an employee of the Company shall receive NSOs to purchase 10,000 Shares (Options granted to directors pursuant to this paragraph may be referred to as "Director Options"). Subject to the provisions of the Plan, each such Director Option shall have a term of seven years, be fully vested and exercisable as of the date of grant and have an exercise price equal to 100% of the fair market value of one Share on the date of grant.

        Restricted Stock.    Awards of shares of Restricted Stock will be made on such terms as determined by the Compensation Committee and shall include provisions regarding the forfeiture of such Shares in the event employment by the participant, or service as a director, terminates prior to the termination of the restrictions applicable to such Shares. The restricted stock awards, if any, will contain such vesting provisions as are determined by the Compensation Committee. Such vesting provisions may be based on the passage of time oron the Company's or individual's performance, such as the achievement of objectives for one or more of: annual revenue, cash flow, earnings per share, EBITA, net income, new orders, personal goals, return on assets or return on sales. The terms of such awards will be contained in a restricted stock agreement entered into between the Company and the participant and may include, among other provisions, the ability of the Company to purchase such Shares under certain circumstances and that such Shares will be held in escrow by the Company until the termination of the applicable restrictions. The holder of Shares of Restricted Stock will generally be entitled to voting and other rights of ownership prior to the termination of restrictions.

        Transferability.    Subject to the following paragraph, each option, and each right under any option may be exercised, during the participant's lifetime, only by the participant or, if permissible under applicable law, by the participant's guardian or legal representative, and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution provided that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance for purposes of the 2000 Plan.

        Notwithstanding the foregoing, the Compensation Committee may provide that options granted under the 2000 Plan may be transferred by the participant to whom such option was granted without consideration to certain Permitted Transferees (as defined in the 2000 Plan), pursuant to the terms of the 2000 Plan and subject to such rules as the Compensation Committee may adopt to preserve the purposes of the 2000 Plan.

        Change of Control.    Upon a Change of Control of the Company (as defined in the 2000 Plan), all options shall become immediately exercisable and all restrictions applicable to Restricted Stock shall terminate; provided, however, that no such vesting shall occur if provision has been made in writing in connection with such transaction for (a) the continuation of the 2000 Plan and/or assumption of such awards by a successor corporation (or a parent or subsidiary thereof) or (b) the substitution for such awards of new awards covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kinds of shares and exercise prices. In addition, in the event of a Change of Control, the Compensation Committee may, in its discretion and upon at least ten days prior notice to the participants, cancel all outstanding awards and pay the holders thereof the value of such options in a form and an amount equal to what they would have received or been entitled to receive had they exercised all such awards immediately prior to such Change of Control.

        Amendment.    The Board may amend, alter, suspend, discontinue, or terminate the 2000 Plan or any portion thereof at any time; provided, that no such action may be taken without shareholder approval if such approval is necessary to comply with any regulatory requirement, provided, further, that no such action may lower the exercise price of a previously granted award or cancel and regrant an option with the effect of repricing an option without shareholder approval, and, provided, further, that no such action that would impair any rights under any previous award shall be effective without the consent of the person to whom such award was made. In addition, the Board or the Compensation Committee is authorized to amend the terms of any award granted under the 2000 Plan provided that the amendment would not impair the rights of any participant without his consent.

  Federal Income Tax Consequences.

        The following discussion is a brief summary of the principal United States federal income tax consequences of the grant and exercise of NSOs, ISOs and Restricted Stock awarded under the 2000 Plan and the disposition of Shares purchased pursuant to the exercise of such options and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address state, local or foreign income tax considerations. Moreover, the federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. For these reasons, participants are urged to consult their own tax advisors with respect to the consequences of their participation in the 2000 Plan.

  NSOs

        No income will be realized by an optionee upon grant of an NSO. Upon exercise of an NSO (or the exercise of an ISO by the participant more than three months after the termination of his employment or 12 months in the case of the participant's total disability), the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the "Spread") at the time of exercise. The Spread will generally be deductible by the Company for federal income tax purposes. The optionee's tax basis in the underlying Shares acquired by exercise of an NSO will equal the exercise price plus the amount taxable as compensation to the optionee. Upon sale of the Shares received by the optionee upon exercise of the NSO, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The optionee's holding period for Shares acquired pursuant to the exercise of an NSO will begin on the date of exercise of such Option.

  ISOs

        ISO holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options if the ISO is exercised by the participant while employed by the Company or within three months after the termination of his employment (12 months in the case of the participant's total disability). However, the spread at exercise will be an "item of tax preference" which may give rise to "alternative minimum tax" liability for the taxable year in which the exercise occurs. If the optionee does not dispose of the Shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the Shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the Option. If, within two years following the date of grant or within one year following the date of exercise, the holder of Shares acquired through the exercise of an ISO disposes of such Shares, the optionee will generally realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and such amount will generally be deductible by the Company for federal income tax purposes.

  Restricted Stock

        In general, a recipient of Restricted Stock will not incur any federal income tax liability upon grant because the Shares will be subject to a substantial risk of forfeiture. Instead, he or she will recognize ordinary income at the time of vesting (at the time all restrictions lapse) equal to the excess, if any, of the fair market value of the Shares on the vesting date of the Shares over any amount paid for the Shares. Alternatively, a recipient may elect to recognize income at the time of grant by making a Section 83(b) election and filing such election with the IRS within 30 days of the date of grant, in which case the recipient will recognize ordinary income at the time of grant equal to the excess, if any, of the fair market value of the stock at the time of grant over any amount paid for the Shares; in that case, there is no further income recognition when the restrictions lapse. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

  Code Section 162(m)

        In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the next four most highly compensated officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any employee during a specified period, the exercise price is not less than the fair market value of the common stock at the time of grant, and the plan under which the options are granted is approved by stockholders and is administered by a committee comprised of outside directors. The 2000 Plan is intended to satisfy these requirements with respect to grants of options to covered employees. In addition to the requirements applicable to stock option grants, Restricted Stock will qualify under one of these exceptions only if the vesting of the Restricted Stock is based on performance criteria (and not merely the passage of time). Performance criteria on which the Compensation Committee may condition the vesting of Restricted Stock include the achievement of objectives for one or more of: annual revenue, cash flow, earnings per share, EBITA, net income, new orders, personal goals, return on assets or return on sales (each as defined in the 2000 Plan).

  New Plan Benefits

        The table below sets forth the stock options granted under the 2000 Plan to the Named Officers and groups indicated during 2004 and the value of such stock options (of which, only those granted to non-employee Directors are currently exercisable).

Name	Dollar Value (1)	Number of Stock Options
Edward H. Braun	$—	200,000
John K. Bulman	—	40,000
Don R. Kania	—	130,000
Anthony L. Martinez	—	70,000
John F. Rein, Jr.	—	70,000
Executive Officer Group (7 persons)	—	610,000
Non-Employee Director Group (8 persons)	4,000	80,000	(2)
Non-Executive Officer Employee Group	$80,645	1,476,660

(1)
Represents the value of "in-the-money" options, or the excess, if any, of the closing price of the Common Stock on December 31, 2004, as reported by NASDAQ ($21.07), over the exercise price ($18.81—$33.19) of such stock options.

(2)
Represents grants of 10,000 options to each Non-Employee Director.

        A majority of the votes cast on Proposal 3 at the Meeting (including votes cast by proxy) must vote "FOR" the proposed amendment to the 2000 Plan in order for the proposal to be approved.

        The Board of Directors recommends a vote FOR approval of the proposed amendment to the 2000 Plan.

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF
ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Based on the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young LLP, independent registered public accounting firm to examine the financial statements of Veeco for the year ending December 31, 2005. Ernst & Young LLP has been employed as independent registered public accounting firm of Veeco since 1990. Fees for the last two years were as follows:

	Year Ended December 31,
	2004	2003
Audit fees	$1,162,396	$549,650
Audit-related fees	99,000	47,000
Tax fees	275,221	73,961

Total	$1,536,617	$670,611

        Audit fees consisted of fees for professional services rendered for the audit of the Company's consolidated financial statements and Sarbanes-Oxley Section 404 report and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. Audit-related fees consisted of fees for accounting consultations in connection with acquisitions, Section 404 of the Sarbanes-Oxley Act of 2002 and employee benefit plan audits. Tax fees consisted of fees for tax planning and advice related to mergers and acquisitions, as well as international and transfer pricing tax issues. The Company did not engage Ernst & Young LLP to perform any work related to financial information systems design or implementation services during 2004 or 2003.

Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, and tax services and may include, to a very limited extent, specifically designated non-audit services which, in the opinion of the Audit Committee, will not impair the independence of the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Audit Committee at its next scheduled meeting. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. In addition, the Audit Committee may, as required, also pre-approve particular services on a case-by-case basis.

        All of the Ernst & Young LLP fees for 2004 and 2003 shown above were pre-approved by the Audit Committee.

        Representatives of Ernst & Young LLP will be present at the Meeting and may make a statement if they so desire. They will also be available to respond to appropriate questions.

        Stockholders are asked to ratify the action of the Board of Directors in making this appointment. If this appointment is not ratified by the Stockholders, the selection of another independent registered public accounting firm will be considered by the Audit Committee for recommendation to the Board of Directors.

        A majority of the votes cast on Proposal 4 at the Meeting (including votes cast by proxy) must vote "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2005 in order for the proposal to be approved.

        The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires Veeco's officers and directors, and persons who own more than 10% of Veeco's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish Veeco with copies of all Section 16(a) forms they file.

        SEC regulations require us to identify in this proxy statement anyone who filed a required report late or failed to file a required report. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file there forms, we believe that during 2004, all Section 16(a) filing requirements were satisfied on a timely basis.

OTHER MATTERS

Other Business

        The Board of Directors knows of no other matters to come before the Meeting. Should any other business properly come before the Meeting, the persons named in the enclosed form of proxy will vote on such matters in accordance with their best judgment.

Deadline for Receipt of Stockholder Proposals

        Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the Company's 2006 Annual Meeting of Stockholders, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company no later than February 18, 2006. A stockholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of Common Stock beneficially owned by the stockholder, and (iv) any material interest of the shareholder in such business.

        Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company's 2006 Annual Meeting of Stockholders must be received by the Company no later than December 6, 2005 in order to be considered for inclusion in the Company's proxy materials for that meeting.

Solicitation of Proxies

        The cost of preparing and mailing this Proxy Statement and the accompanying proxy, and the cost of solicitation of proxies on behalf of the Board of Directors, will be borne by Veeco. Veeco has retained Georgeson Shareholder Communications Inc. ("GSC") to solicit proxies. GSC may contact Stockholders by mail, telephone, telex, telegraph and personal interviews. GSC will receive from Veeco a fee of $7,500 for such services, plus reimbursement of out-of-pocket expenses, and Veeco has agreed to indemnify GSC against certain liabilities and expenses in connection with such solicitation, including liabilities under the federal securities laws. Some personal solicitation also may be made by directors, officers and employees without special compensation, other than reimbursement for expenses.

No Incorporation by Reference

        In Veeco's filings with the SEC, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the performance graph of this proxy statement, the "Audit Committee Report" and the "Compensation Committee Report" specifically are not incorporated by reference into any other filings with the SEC.

        This proxy statement is sent to you as part of the proxy materials for the 2005 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of Veeco's common stock.

EXHIBIT A

VEECO INSTRUMENTS INC.
CHARTER OF THE AUDIT COMMITTEE

PURPOSE:

        The Audit Committee of Veeco Instruments Inc. (the "Company") shall assist the Company's Board of Directors with the Board's oversight of the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. Specifically, the Committee shall assist the Board in monitoring:

  •
  the integrity of the Company's financial statements;

  •
  the independent auditor's qualifications and independence; and

  •
  the performance of the Company's internal audit function and internal auditors.

        In so doing, the Committee shall endeavor to maintain free and open communication among the directors, the independent auditors and the financial management of the Company.

COMPOSITION:

        The Committee members and its Chair shall be appointed annually by the Board. The Committee shall consist of three or more members of the Board, each of whom shall be both an independent director and financially literate. At least one member of the Committee shall be an "audit committee financial expert" within the meaning of applicable Securities and Exchange Commission and Nasdaq rules in effect from time to time (the "SEC and Nasdaq rules").

        For these purposes, an "independent director" is one who is "independent" within the meaning of applicable SEC and Nasdaq rules, and:

  •
  is free from any relationship that, in the business judgment of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director; and

  •
  accepts no consulting, advisory or other compensatory fee, either directly or indirectly, from the Company other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board; and

  •
  is not otherwise an affiliated person of the Company.

        "Financial literacy" and "audit committee financial expert" shall be determined by the Board in the exercise of its business judgment; "financial literacy" shall include the ability to read and understand financial statements.

MEETINGS:

        The Committee shall meet at least quarterly. It shall have executive sessions with the internal auditor and separately with the independent auditors, from time to time, and shall have executive sessions with management as it deems appropriate. The Committee shall report on a regular basis to the Board and shall make such recommendations to the Board as it deems appropriate.

AUTHORITY:

        The Committee shall have the authority to:

  •
  conduct or authorize investigations into any matters within the Committee's scope of responsibilities;

  •
  seek any information it requires from Company employees and advisors, all of whom are directed to cooperate with the Committee's requests;

  •
  engage independent legal, accounting and other advisors, as it determines necessary or appropriate to carry out its duties; and

  •
  compensate the foregoing advisors and arrange for its administrative expenses without obtaining the further approval of the Board or approval of the management of the Company.

RESPONSIBILITIES:

        Management is responsible for maintaining the Company's books of account and preparing the financial statements based thereon, and the independent auditor is responsible for auditing the Company's annual financial statements and reviewing the Company's interim financial statements. The independent auditor is ultimately accountable to the Committee.

        This Charter sets forth the responsibilities of the Committee as a guide and should remain adaptable to changing conditions and circumstances.

1.
Independent Auditor

(a)
Authority with Respect to Independent Auditor—As a committee of the Board, the Committee is directly responsible for the appointment, compensation, oversight, evaluation and, where appropriate, replacement of the Company's independent auditor. In this capacity, the Committee shall have sole authority to recommend the appointment or removal of the independent auditor, and shall have the ultimate authority to approve all audit engagement fees and terms.

(b)
Audit Plan—The Committee shall review the independent auditor's annual audit plan, including the scope of the audit and the quarterly reviews.

(c)
Review of Audit Issues—The Committee shall review with the independent auditor and, as appropriate under the circumstances, the internal auditor and management:

•
any significant changes required in the independent auditor's audit plan;

•
any difficulties or disputes with management encountered during the course of the audit; and

•
any alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative treatments and the treatment preferred by the independent auditor.

(d)
Competence of Independent Auditor—Once each year (and otherwise as the Chair may consider appropriate) the Committee shall obtain and review a written report by the independent auditor describing:

•
the independent auditor's internal quality-control procedures; and

•
any issues regarding the independent auditor's quality-control or its independent audits identified since its last report by any internal review, peer review, or investigation (within the preceding five years) by the Public Company Accounting Oversight Board or any other governmental or professional authorities and any steps taken to deal with any such issues.

  (e)
  Independence—The Committee shall satisfy itself as to the independence of the independent auditor, including a review of the services provided by the independent auditor and related fees. As part of this process:

  •
  The Committee shall require the independent auditor to report periodically in writing on all its relationships with the Company and its management, and any relationships that may interfere with the exercise of its independence from management, as well as the firm's compliance with all independence requirements under applicable professional standards and SEC and Nasdaq rules. The Committee shall discuss any potential independence issues raised in the report with the Board and recommend any actions that it deems appropriate to maintain adequate auditor independence.

  •
  The Committee shall pre-approve any audit and non-audit services provided by the independent auditor and shall consider whether these services are compatible with the independent auditor's independence. The Committee may delegate to one or more Committee members the authority to grant pre-approvals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at its next scheduled meeting. The Committee shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation.

  •
  The Committee shall require management to report periodically in writing regarding compliance with the Company's policy prohibiting hiring of members of the independent auditor engagement team for positions with a financial reporting oversight role.

2.
Financial and Related Information

(a)
Annual Financial Statements—The Committee shall review and discuss with management and the independent auditor, the Company's annual financial statements and the auditor's report thereon to be included in the Company's Annual Report on Form 10-K. The Committee shall make a recommendation to the Board whether such financial statements should be included in the Company's Annual Report.

(b)
Interim Financial Statements—The Committee shall review and discuss with management and the independent auditor, the Company's interim financial statements before quarterly results are released publicly.

(c)
Accounting Treatment and Other Matters—At the completion of the annual audit and such other times as the Committee may deem appropriate, the Committee shall review with the independent auditors, management and the internal auditor, as applicable:

•
The quality of, and major issues regarding, the Company's accounting principles and financial statement presentations, including all critical accounting policies and practices used and any significant changes in the Company's selection or application of accounting principles.

•
Any analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

•
The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

    •
    Other matters related to the conduct of the audit and other material written communications between the independent auditor and management which are to be communicated to the Committee under generally accepted auditing standards and applicable SEC and Nasdaq rules, such as any management letter or schedule of unadjusted differences.

  Periodically, as appropriate, the Committee shall review with the independent auditor, the internal auditor, and/or management:

  •
  any significant deficiencies in the design or operation of internal controls;

  •
  any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

  •
  any significant changes in internal controls or other factors that could significantly affect internal controls, including any corrective actions taken with regard to deficiencies and weaknesses.

  (d)
  Disclosure of Other Financial Information—The Committee shall discuss with management and, where appropriate, the independent auditor:

  •
  the types of information to be disclosed and the type of presentation to be made in connection with any earnings press release;

  •
  the type of financial information and earnings guidance (if any) which may be provided to analysts and rating agencies; and

  •
  the use of "pro forma" or "adjusted" non-GAAP information in Company disclosure documents.

3.
Internal Auditor

(a)
Regular Reporting—The internal auditor shall report regularly to the Committee and the Committee shall have direct communication with the internal auditor to discuss and review specific issues as appropriate.

(b)
Internal Audit Plan and Findings—The Committee shall review from time to time the internal audit plan and significant findings.

(c)
Independence—The Committee shall ensure that there are no significant limitations on the internal auditor, and review and concur in the appointment, replacement or dismissal of the internal auditor.

4.
Compliance and Other Oversight Responsibilities

(a)
Whistleblower—In compliance with SEC and Nasdaq rules, the Committee shall establish procedures for the receipt, retention and treatment of complaints or concerns, including confidential and anonymous submissions received by the Company regarding accounting, internal accounting controls or auditing matters.

(b)
Risk Management—The Committee shall consider the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

(c)
Legal Compliance—The Committee shall review with the Company's internal legal counsel any legal and regulatory matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations pertaining to financial disclosure, and any correspondence with regulators or governmental agencies that raise material issues regarding the Company's financial statements or accounting policies.

  (d)
  Related Party Transactions—The Committee, or one or more Committee members with delegated authority, shall review and, if appropriate, approve all proposed related party transactions for potential conflicts of interest. "Related party transactions" means those transactions required to be disclosed as such pursuant to applicable SEC and Nasdaq rules.

  (e)
  Disclosure of Certain Matters—The Committee shall oversee compliance with the requirements of the SEC and Nasdaq rules for disclosure of the independent auditor's services, the identity of the Committee members and the Committee's activities, and shall provide a report for the Company's proxy statement in accordance with SEC rules.

  (f)
  Code of Business Ethics—The Committee shall review management's monitoring of the CEO's and finance personnel's compliance with the Company's Code of Business Ethics.

        In addition to the above responsibilities, the Committee shall undertake such other duties as the Board delegates to it.

*    *    *

        This Charter shall govern the operations of the Audit Committee. It shall be deemed to be updated to reflect at all times any legislative, regulatory and listing requirements applicable to the Committee. The Committee shall formally review this Charter at least annually and recommend any proposed changes to the Board for approval.

EXHIBIT B

AMENDMENT NO. 3 TO
VEECO INSTRUMENTS INC.
FIRST AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

        The Veeco Instruments Inc. First Amended and Restated Employee Stock Purchase Plan, as amended (the "Plan"), is hereby amended as follows:

  1.
  Section 3.04 of the Plan is amended to read, in its entirety, as follows:

    3.04    Effective Date and Term of Plan

    No Offerings shall be made under the Plan after December 31, 2009.

  2.
  Paragraph (a) of Section 5.03 of the Plan is amended to read, in its entirety, as follows:

  (a)
  A Participant may elect to reduce his or her level of payroll deductions during an Offering period by providing notice in such form and manner as prescribed by the Administrator no later than 30 days prior to the end of such Offering Period. Subject to paragraph (c), a Participant may make only one such election during an Offering period.

  3.
  Paragraph (b) of Section 5.03 of the Plan is amended to read, in its entirety, as follows:

  (b)
  A Participant may elect to discontinue his or her payroll deductions for an Offering Period by providing notice in such form and manner as prescribed by the Administrator no later than 30 days prior to the end of such Offering Period. A Participant who elects to discontinue payroll deductions for an Offering may not again resume payroll deductions for that Offering.

  4.
  Section 6.01 of the Plan is amended to read, in its entirety, as follows:

    6.01    Offering Period

    Offerings to purchase Stock under the Plan will be made during such periods as the Board or the Committee shall determine prior to the commencement of such Offering Period, provided, however, that no Offering Period will be longer than one calendar year or extend beyond the date set forth in Section 3.04.

  5.
  Section 6.02 of the Plan is amended to read, in its entirety, as follows:

    6.02    Purchase Price

    The purchase price of Stock for an Offering shall be determined by the Board or the Committee prior to the commencement of such Offering Period, provided, however, that the purchase price shall not be lower than the lesser of:

    (a)
    85 percent (85%) of the Fair Market Value of the Stock on the first business day of the Offering period; and

    (b)
    85 percent (85%) of the Fair Market Value of the Stock on the last business day of the Offering period.

  6.
  Paragraph (b) of Section 6.04 of the Plan is amended to read, in its entirety, as follows:

  (b)
  The maximum number of shares of Stock that may be purchased during Offering Periods falling within the same calendar year will equal the lesser of the number of shares

B-1

      (i) allowed under Section 423(b)(8) of the Code, or (ii) determined by the Board or the Committee prior to the commencement of each such Offering Period.

    7.
    Paragraph (a) of Section 7.01 of the Plan is amended to read, in its entirety, as follows:

    (a)
    A Participant may withdraw from an Offering at any time prior to the date that is 30 days prior to the end of the respective Offering Period. The Participant's notice of withdrawal shall be made in the form and manner determined by the Administrator.

*    *    *    *    *

B-2

EXHIBIT C

RESOLUTION APPROVING AMENDMENT TO
VEECO INSTRUMENTS INC. 2000 STOCK INCENTIVE PLAN

        RESOLVED, that the Veeco Instruments Inc. 2000 Stock Incentive Plan (the "2000 Plan"), be amended to increase the number of shares of common stock, par value $0.01 per share, covered thereby from 7,030,000 shares to 8,530,000 shares and, therefore, Section 5(a) of the 2000 Plan be amended to read as follows:

  5.
  Grant of Awards; Shares Subject to the Plan

        The Committee may, from time to time, grant Plan Awards to one or more Eligible Persons; provided, however, that:

          (a)   Subject to Section 10, the aggregate number of shares of Stock in respect of which Plan Awards may be granted under the Plan shall not exceed 8,530,000, of which no more than 1,700,000 may be in the form of Restricted Stock;

*    *    *    *    *

C-1

VEECO INSTRUMENTS INC.
100 Sunnyside Boulevard, Suite B
Woodbury, NY 11797

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Edward H. Braun and John F. Rein, Jr. or either of them, each with full power of substitution and re-substitution, proxies to vote at the Annual Meeting of Stockholders of Veeco Instruments Inc. (the "Company") to be held on May 25, 2005 at 9:30 a.m. (New York City time) at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York and at all adjournments or postponements thereof, all shares of common stock of the Company which the undersigned is entitled to vote as directed on the reverse side, and in their discretion upon such other matters as may come before the meeting.

        The shares represented hereby will be voted in accordance with the choices specified by the stockholder in writing on the reverse side. IF NOT OTHERWISE SPECIFIED BY THE STOCKHOLDER, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ON THE REVERSE SIDE AND FOR THE OTHER MATTERS DESCRIBED ON THE REVERSE SIDE.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

ANNUAL MEETING OF STOCKHOLDERS OF
VEECO INSTRUMENTS INC.
MAY 25, 2005

        Please date, sign and mail your proxy card in the envelope provided as soon as possible.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 THROUGH 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

PROPOSAL 1. Election of three Class II Directors
NOMINEES:	Joel A. Elftmann	☐
	Paul R. Low	☐
	Peter J. Simone	☐
	FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instruction)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "For All Except" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒	☐	☐	☐
	FOR	AGAINST	ABSTAIN
PROPOSAL 2. Approval of an amendment to the Veeco Instruments Inc. First Amended and Restated Employee Stock Purchase Plan.	☐	☐	☐
PROPOSAL 3. Approval of an amendment to the Veeco Instruments Inc. 2000 Stock Incentive Plan.	☐	☐	☐
PROPOSAL 4. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005.	☐	☐	☐
Transaction of such other business as may properly come before the Meeting or any adjournment thereof.

To change the address on your account, please check the box below and indicate your new address in the address space provided. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐	New address:

Signature of Stockholder	Date	Signature of Stockholder	Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year Individual Grants
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH Cumulative Total Return Of Veeco, Soxx Index, Peer Group and S&P Smallcap 600 Index
PROPOSAL 2 AMENDMENT OF VEECO INSTRUMENTS INC. FIRST AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 AMENDMENT TO VEECO INSTRUMENTS INC. 2000 STOCK INCENTIVE PLAN
PROPOSAL 4 RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
VEECO INSTRUMENTS INC. CHARTER OF THE AUDIT COMMITTEE
ANNUAL MEETING OF STOCKHOLDERS OF VEECO INSTRUMENTS INC. MAY 25, 2005